UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2017

AmeriGas Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13692	23-2787918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip code)

(610) 337-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 6, 2017, AmeriGas Partners, L.P. (the “Partnership”), AmeriGas Finance Corp. (the “Finance Corp.” and, together with the Partnership, the “Issuers”), AmeriGas Propane, L.P., the operating partnership of the Partnership, and AmeriGas Propane, Inc., the general partner of the Partnership and AmeriGas Propane, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, with respect to the issue and sale by the Issuers of $525,000,000 aggregate principal amount of 5.750% Senior Notes due 2027 (the “Notes”) in an underwritten public offering (the “Offering”). The Notes sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Issuers’ shelf registration statement on Form S-3 (File Nos. 333-212117 and 333-212117-01). The closing of the Offering is expected to occur on or about February 13, 2017.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 6, 2017, by and among AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Propane, L.P., AmeriGas Propane, Inc., and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

February 8, 2017	By:	/s/ Hugh J. Gallagher
		Name:	Hugh J. Gallagher
		Title:	Vice President - Finance and Chief Financial Officer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 6, 2017, by and among AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Propane, L.P., AmeriGas Propane, Inc., and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).